UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2010

MIT HOLDING, INC.

(Exact name of registrant specified in charter)

Delaware	333-13679	20-5068091
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No. )

37 West Fairmont Avenue, Suite 202
Savannah, Georgia 31406

(Address of principal executive offices, including zip code)

(912) 925-1905

(Registrant's telephone number, including area code)

This Current Report on Form 8-K is filed by MIT Holding Inc., a Delaware corporation, in connection with the items described below.

Item 1.01 Entry into material Definitive Agreement

MIT Holding Inc. and Vivakor Inc. executed an exclusive license agreement as of October 13, 2010.  Under the Agreement, the Company obtained the exclusive right to distribute Vivakor’s Viva Thermic viles, include the Viva Thermic Super-150 and Viva Termic ULTRA-300 products worldwide.  Vivathermic vials are used for biological transportation and storage.  The vials are used in all aspects of biological preservation including sensitive stem cells.

 Item 8.01. Other Events.

On October 13, 2010,  MIT Holding Inc. issued a press release announcing the agreement with Vivakor.  The full text of the press release issued in connection with this announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.  Financial Statements and Exhibits

(c) Exhibits:

99.1   Press Release issued by MIT Holding Inc. dated October 20, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 20, 2010

MIT HOLDING, INC.

By:	/s/ William Parker
Name: William Parker
Title: Chief Executive Officer